Exhibit 99.1

Conyers Park III Acquisition Corp. Will Redeem Its Public Shares and Will Not Consummate an Initial Business Combination

NAPLES, FL, July 28, 2023 – Conyers Park III Acquisition Corp. (the “Company”) (Nasdaq: CPAA, CPAAU, CPAAW), a special purpose acquisition company, today announced that it will redeem all of its outstanding shares of Class A common stock that were included in the units issued in its initial public offering (the “Public Shares”), effective as of August 11, 2023, because the Company will not consummate an initial business combination within the time period required by its amended and restated certificate of incorporation (the “Charter”).

As stated in the Company’s Form S-1 and in the Company’s Charter, if the Company is unable to complete an initial business combination within 24 months from the closing of its initial public offering on August 12, 2021, the Company will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem 100% of the Public Shares in consideration of a per-share price, payable in cash, equal to the quotient obtained by dividing (A) the aggregate amount then on deposit in the trust account, including interest not previously released to the Company of up to $1,000,000 to fund working capital requirements and not previously released to pay its franchise and income taxes (less up to $100,000 of such net interest to pay dissolution expenses), by (B) the total number of then outstanding Public Shares, which redemption will completely extinguish rights of the Public Stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Board in accordance with applicable law, dissolve and liquidate, subject in each case to the Corporation’s obligations under Delaware law to provide for claims of creditors and other requirements of applicable law.

As of the close of business on August 11, 2023, the Public Shares will be deemed cancelled and will represent only the right to receive the per-share redemption price for the Public Shares to be announced at a later date (the “Redemption Amount”).

In order to provide for the disbursement of funds from the trust account, the Company has instructed the trustee of the trust account to take all necessary actions to liquidate the trust account. The proceeds of the trust account will be held in a non-interest bearing account while awaiting disbursement to the holders of the Public Shares. Record holders may redeem their shares for their pro rata portion of the proceeds of the trust account by delivering their Public Shares to Continental Stock Transfer & Trust Company, the Company's transfer agent. Beneficial owners of Public Shares held in "street name," however, will not need to take any action in order to receive the Redemption Amount.

There will be no redemption rights or liquidating distributions with respect to the Company's warrants, which will expire worthless. The Company's sponsor has waived its redemption rights with respect to its outstanding common stock issued prior to the Company's initial public offering. After August 11, 2023, the Company shall cease all operations except for those required to wind up the Company’s business.

The Company expects that Nasdaq will file a Form 25 with the United States Securities and Exchange Commission (the "SEC") to delist its securities. The Company thereafter expects to file a Form 15 with the SEC to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended.

Forward-Looking Statements

This press release may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the SEC. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus relating to the Company’s initial public offering filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.